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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               __________________


                                   FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: January 7, 2005
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                                 IA Global, Inc.
                                 ---------------
               (Exact Name of Registrant as specified in Charter)



         Delaware                      1-15863                  13-4037641
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(State or other jurisdiction     (Commission File No.)        (IRS Employer
     of incorporation)                                    Identification Number)



        533 Airport Boulevard, Suite 400, Burlingame, CA        94010
        ------------------------------------------------        -----
           (Address of principal executive offices)           (Zip Code)




       Registrant's telephone number, including area code: (650) 685-2403
                                                           --------------

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

ITEM 8.01. OTHER MATTERS

On January 7, 2005, the company received notice from the American Arbitration Association in New York City that Mr. Badner had amended his arbitration claim against the company and our major shareholder, Inter Asset Japan Co Ltd. Mr. Badner alleges (i) unrestricted shares of the company's stock to which he was entitled under the Assignment and Agreement ("Agreement") dated September 25, 2002 were not delivered as per the terms of the Agreement, (ii) unspecified commitments to engage in future business ventures with Mr. Badner were not made, and (iii) damages resulting from fraud and misrepresentation. Mr. Badner is seeking damages of $2,500,000 million plus interest related to the breach of the Agreement, $100,000 for damages suffered related to fraud and misrepresentations and costs and punitive and exemplary damages in an amount to be determined.

The company believes that these allegations are entirely without merit and will defend against these claims. There is no guarantee that the company has insurance to cover these claims or that it will be successful in defending these claims.



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

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Dated:  January 10, 2005                IA Global, Inc.
                                        (Registrant)


                                        By: /s/ Alan Margerison
                                            -------------------
                                            Alan Margerison
                                            President and
                                            Chief Executive Officer



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